As filed with the Securities and Exchange Commission on September 11, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-4101973
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 S. Wacker Drive Suite 3150 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan

(Full title of the plan)

Andrew Rusie Chief Financial Officer 125 S. Wacker Drive Suite 3150 Chicago, IL 60606
(Name and address of agent for service)

(312) 840-3005
(Telephone number, including area code, of agent for service)

Copies to:
Christopher P. Giordano Jon Venick Stephen P. Alicanti DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020 (212) 335-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐ Non-accelerated filer ☒	Accelerated filer ☐ Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee(4)
Common stock, par value $0.0001 per share	9,300,000(2)	$8.19	$76,167,000.00	$9,886.48

(1)       In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers such indeterminate number of additional shares of common stock that may become issuable in accordance with the adjustment and anti-dilution provides pursuant to the terms of the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”), including by reason of stock splits, stock dividends or similar transactions.

(2)       Represents shares of our common stock initially available for future issuance under the 2020 Plan.

(3)       Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices of Whole Earth Brands, Inc. common stock reported on The Nasdaq Capital Market on September 4, 2020, which date is within five business days prior to filing of this registration statement.

(4)       Calculated by multiplying proposed maximum aggregate offering price of securities to be registered by 0.0001298.

Proposed sales to take place as soon after the effective date of the registration statement as awards granted under the above-named plan are granted, exercised and/or distributed.

EXPLANATORY NOTE

On June 24, 2020, Act II Global Acquisition Corp., a Cayman Islands exempted company (“Act II”), domesticated into a Delaware corporation (the “Domestication”). In connection with the Domestication, Act II changed its name to “Whole Earth Brands, Inc.” (the “Registrant”). The Registrant has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register 9,300,000 shares of common stock approved for issuance under the Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (the “2020 Plan”).

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents constituting Part I of this registration statement will be delivered to participants in the 2020 Plan as specified by Rule 428(b)(1) under the Securities Act. In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Whole Earth Brands, Inc. (formerly known as Act II Global Acquisition Corp.) is sometimes referred to as the “Registrant,” “we,” “us” or “our.”

Item 3.	Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

(a)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 30, 2020 (File No. 001-38880);

(b)	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, and June 30, 2020, filed with the SEC on May 15, 2020, and August 14, 2020, respectively (File No. 001-38880);

(c)	our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on January 10, 2020, February 13, 2020, March 30, 2020, May 11, 2020, June 8, 2020, June 15, 2020, June 16, 2020, June 30, 2020, August 14, 2020, and September 8, 2020 (excluding “furnished” and not “filed” information) (File No. 001-38880); and

(d)	the description of our securities contained in our registration statement on Form 8-A (File No. 001-38880), filed with the SEC on April 24, 2019, including any amendment or report filed for the purpose of updating that description.

Documents that are incorporated by reference in this prospectus but were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before June 24, 2020, do not reflect the Domestication or the resulting change in our name, jurisdiction of incorporation or capital structure.

In addition, all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the filing of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing such documents, except as to specific sections of such statements as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K, or exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

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Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation (the “Charter”) and bylaws (the “Bylaws”) provide that we will indemnify our directors and officers to the fullest extent authorized or permitted by applicable law.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. Our Charter provides for limitation of director liability to the fullest extent permitted by the DGCL.

We maintain standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their official capacity as our directors and officers and (2) to us with respect to payments that we may make to such officers and directors pursuant to any indemnification provision contained in our Charter and Bylaws or otherwise as a matter of law.

In addition, we have entered into and expect to continue to enter into indemnity agreements with each of our directors and executive officers. Each indemnity agreement provides that we are required to indemnify each of our directors and officers, and, if so requested, advance certain expenses and costs relating to claims, suits or proceedings arising from their service to us or, at our request, service to other entities, as officers or directors, to the maximum extent permitted by applicable law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Certificate of Incorporation of Whole Earth Brands, Inc. (incorporated by reference from Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-38880), filed with the SEC on June 30, 2020).
4.2	Bylaws of Whole Earth Brands, Inc. (incorporated by reference from Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-38880), filed with the SEC on June 30, 2020).
4.3	Specimen Common Stock Certificate of Whole Earth Brands, Inc. (incorporated by reference to Exhibit 4.5 of the Registrant’s Form S-4/A (File No. 333-236459), filed with the SEC on May 11, 2020).
5.1*	Opinion of DLA Piper LLP (US), counsel for the Registrant, regarding the legal validity of the shares of common stock being registered on this registration statement.
23.1*	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
23.2*	Consent of Marcum LLP.
23.3*	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included on the signature page hereto).
99.1	Whole Earth Brands, Inc. 2020 Long-Term Incentive Plan (incorporated by reference from Exhibit 10.5 of the Registrant’s Current Report on Form 8-K (File No. 001-38880), filed with the SEC on June 30, 2020).
*	Filed herewith.

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Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on September 11, 2020.

WHOLE EARTH BRANDS, INC.

By:	/s/ Andrew Rusie
Name: Andrew Rusie
Title: Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints Albert Manzone and Andrew Rusie, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments hereto in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Albert Manzone	Chief Executive Officer
Albert Manzone	(Principal Executive Officer)	September 11, 2020
/s/ Andrew Rusie	Chief Financial Officer
Andrew Rusie	(Principal Financial Officer and Principal Accounting Officer)	September 11, 2020

/s/ Irwin D. Simon	Executive Chairman	September 11, 2020
Irwin D. Simon

/s/ Anuraag Agarwal	Director	September 11, 2020
Anuraag Agarwal

/s/ Steven M. Cohen	Director	September 11, 2020
Steven M. Cohen

/s/ Denise M. Faltischek	Director	September 11, 2020
Denise M. Faltischek

/s/ Ira J. Lamel	Director	September 11, 2020
Ira J. Lamel

/s/ John M. McMillin	Director	September 11, 2020
John M. McMillin

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